Exhibit 99.1

Planet 13 Announces Q2 2025 Financial Results

●	Q2 2025 Revenue of $26.9 million

●	Q2 2025 Net loss of $13.3 million

●	Q2 2025 Adjusted EBITDA loss of $2.4 million

All figures are reported in United States dollars ($) unless otherwise indicated

Las Vegas, Nevada – August 13, 2025 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced its financial results for the three-month period ended June 30, 2025. Planet 13’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

“Q2 played out in a tough operating environment. Against that backdrop, we remained sharply focused on what we can control, driving efficiencies and cutting costs. At the same time, we took bold steps to maximize our scale advantage in Nevada, moving to a more aggressive pricing strategy. Even as we lean in on price, customers continue to choose us for our consistent quality and standout retail experience,” said Larry Scheffler, co-CEO of Planet 13.

“This quarter, we remained focused on operational discipline, tightening expenses, protecting our balance sheet, and deploying targeted pricing strategies to reinforce our competitive position in key markets. While Q2 results reflect severance and other costs associated with our broader cost reduction efforts, these are necessary steps to build a more efficient and resilient organization. We expect these actions to contribute to improved financial performance over time, while continuing to deliver the quality and service our customers rely on,” said Bob Groesbeck, co-CEO of Planet 13.

Financial Highlights – Q2 – 2025

Operating Results

All comparisons below are to the quarter ended June 30, 2024, unless otherwise noted

●

Revenue was $26.9 million as compared to $31.1 million, an decrease of 13.6%. The decrease in sales was driven by price compression and a weaker consumer environment in Nevada and increased competition in Florida.

●	Gross profit was $11.7 million or 43.4% as compared to $15.8 million or 50.9%. The lower gross margin was driven by industry wide pricing pressure.

●

Total expenses were $18.5 million as compared to $19.4 million, a decrease of 4.6%. Lower total expenses were associated with early savings from company wide cost saving measures that were enacted in Q2 2025.

●	Net loss of $13.3 million as compared to a net loss of $8.1 million.

●	Adjusted EBITDA loss of $2.4 million as compared to Adjusted EBITDA of $3.2 million. Adjusted EBITDA loss was driven by lower gross profit and operating leverage.

Balance Sheet

All comparisons below are to December 31, 2024, unless otherwise noted

●	Cash of $15.9 million as compared to $23.4 million
●	Total assets of $201.0 million as compared to $206.7 million
●	Total liabilities of $103.1 million as compared to $94.0 million

Q2 Highlights and Recent Developments

For a more comprehensive overview of these highlights and recent developments, please refer to Planet 13’s press releases.

●	On April 2, 2025, Planet 13 announced the opening of a new dispensary in Orange Park, Florida.
●	On April 30, 2025, Planet 13 announced the opening of a new dispensary in Edgewater, Florida, just south of Daytona Beach.
●	On May 20, 2025, Planet 13 announced the resignation of Dennis Logan CFO and the appointment of Steve McLean as interim Chief Financial Officer.
●	On July 11, 2025, Planet 13 announced the launch of a revamped loyalty program.

Results of Operations (Summary)

The following tables set forth consolidated statements of financial information for the three-month periods ending June 30, 2025, and June 30, 2024.

Financial Highlights

Results of Operations

(Figures in millions	For the Three Months Ended
and % change based	June 30,	June 30,
on these figures)	2025	2024	change

Total Revenue	$26.9	$31.1	-13.6%
Gross Profit	$11.7	$15.8	-26.4%
Gross Profit %	43.4%	50.9%	-14.8%
Operating Expenses	$16.6	$17.2	-3.6%
Operating Expenses %	61.8%	55.4%	11.6%
Net Loss Before Provision for Income Taxes	$(6.9)	$(4.0)	71.0%
Net Loss	$(13.3)	$(8.1)	64.8%
Adjusted EBITDA	$(2.4)	$3.2	-176.1%
Adjusted EBITDA Margin %	-9.1%	10.3%

The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, is available on the SEC’s website at www.sec.gov or at https://planet13.com/investors/. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes are available under the Company's profile on SEDAR+ at https://www.sedarplus.ca/ and on its website at https://planet13.com/investors/.

This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Conference Call

Planet 13 will host a conference call on August 13, 2025 at 5:00 p.m. ET to discuss its second quarter financial results and provide investors with key business highlights, strategy, and outlook. The call will be chaired by Robert Groesbeck, Co-CEO, Larry Scheffler, Co-CEO, and Steve McLean, Intreim CFO.

CONFERENCE CALL DETAILS

Date: August 13, 2025 | Time: 5:00 p.m. EST

Call registration link: https://registrations.events/direct/Q4I92803684

Non-GAAP Financial Measures

There are financial measures included in this press release that are not in accordance with GAAP and therefore may not be comparable to similarly titled measures and metrics presented by other publicly traded companies. These non-GAAP financial measures should be considered as supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The Company includes EBITDA and Adjusted EBITDA because it believes certain investors use these measures and metrics as a means of assessing financial performance. EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization and Adjusted EBITDA is calculated as EBITDA before share-based compensation, the change in fair value of warrants and one-time non-recurring expenses.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

Reconciliation of Non-GAAP Adjusted EBITDA
(Figures in millions	For the Three Months Ended
and % change based	June 30,	June 30,
on these figures)	2025	2024	change

Net Income (Loss)	$(13.3)	$(8.1)	64.8%
Add impact of:
Interest (income)/expense, net	$0.4	$(0.1)	-546.1%
Provision for income taxes	$6.4	$4.1	58.6%
Depreciation and amortization	$1.8	$2.1	-14.4%
Depreciation included in cost of goods sold	$1.4	$1.1	25.8%
EBITDA	$(3.3)	$(0.9)	276.9%
Share-based compensation and related premiums	$0.5	$0.0	1878.2%
Impairment losses	$-	$2.4	-100.0%
Loss on Sale of Florida License	$-	$0.8	-100.0%
Gain on recovery of property in settlement	$-	$-	0.0%
Professional fees expensed related to M&A activities	$0.0	$0.2	-84.6%
Expenses related to El Capitan Matter	$0.3	$0.7	-52.1%
Adjusted EBITDA	$(2.4)	$3.2	-176.1%

For more information on Planet 13, visit the investor website (https://planet13.com/investors/).

About Planet 13

Planet 13 (https://planet13.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and Florida. Home to the nation's largest dispensary, located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint with the recent debut of its first consumption lounge in Las Vegas, DAZED!, the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13 operates dispensaries across Florida, a key market in its expansive footprint. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH. To learn more, visit planet13.com.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to our strategic goals or future performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others: final regulatory and other approvals or consents needed to operate our business; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company’s issuer profile on SEDAR+ at www.sedarplus.ca and in the Company’s periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR+. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

LodeRock Advisors Inc., Planet 13 Investor Relations
mark.kuindersma@loderockadvisors.com
725-331-7650 ext. 105210

Planet 13 Media:
Colin Trethewey / PRmediaNow Communications / Colin@PRmediaNow.com

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Balance Sheets (Unaudited, In United States Dollars)

	June 30,	December 31,
	2025	2024
ASSETS
Current Assets:
Cash	$15,853,538	$23,384,493
Restricted Cash	-	2,050,584
Accounts Receivable	1,595,501	1,473,156
Inventory	24,525,493	22,821,994
Assets held for sale	4,588,153	-
Prepaid Expenses and Other Current Assets	3,204,810	4,568,816
Total Current Assets	49,767,495	54,299,043

Property, Plant and Equipment	62,103,281	63,511,423
Intangible Assets and Goodwill	48,763,931	48,763,931
Right of Use Assets - Operating	37,734,775	38,229,399
Long-term Deposits and Other Assets	1,081,089	1,033,758
Deferred Tax Asset	1,527,368	896,525

TOTAL ASSETS	$200,977,939	$206,734,079

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current:
Accounts Payable	$6,963,296	$7,421,921
Accrued Expenses	7,690,843	7,285,415
Income Taxes Payable	159,080	139,480
Notes Payable - Current Portion	10,634,000	8,681,684
Operating Lease Liabilities	2,085,595	1,818,588
Total Current Liabilities	27,532,814	25,347,088

Long-Term Liabilities:
Operating Lease Liabilities	45,982,271	46,448,666
Other Long-term Liabilities	1,249,045	1,220,722
Uncertain Tax Positions	26,902,238	19,321,475
Deferred Tax Liability	1,388,432	1,682,207
Total Liabilities	103,054,800	94,020,158

SHAREHOLDERS' EQUITY
Common Stock, no par value, 1,500,000,000 shares authorized, 325,363,800 issued and outstanding at June 30, 2025 and 325,163,800 issued and outstanding at December 31, 2024	-	-
Preferred Stock, no par value, 50,000,000 shares authorized, 0 issued and outstanding at June 30, 2025 and 0 at December 31, 2024	-	-
Additional Paid-In Capital	369,378,966	368,821,339
Deficit	(271,455,827)	(256,107,418)
Total Shareholders' Equity	97,923,139	112,713,921

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$200,977,939	$206,734,079

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited, In United States Dollars)

	Three Months Ended
	June 30,	June 30,
	2025	2024

Revenues, net of discounts	$26,854,361	$31,088,254
Cost of Goods Sold	(15,195,868)	(15,251,527)
Gross Profit	11,658,493	15,836,727

Expenses:
General and Administrative	13,641,035	12,277,708
Sales and Marketing	1,625,971	1,517,640
Lease Expense	1,382,068	1,045,611
Impairment Loss	-	2,393,087
Depreciation	1,835,289	2,145,048
Total Expenses	18,484,363	19,379,094

Loss From Operations	(6,825,870)	(3,542,367)

Other Income (Expense):
Interest income (expense), net	(377,290)	84,580
Foreign exchange (loss)	(224)	(6,945)
Other income, net	325,704	(557,479)
Total Other Income (Expense)	(51,810)	(479,844)

Loss Before Provision for Income Taxes	(6,877,680)	(4,022,211)

Provision For Income Taxes
Current Tax Expense	(6,510,445)	(3,898,486)
Deferred Tax Recovery	86,883	(152,449)
	(6,423,562)	(4,050,935)

Net Loss and Comprehensive Loss	$(13,301,242)	$(8,073,146)

Loss per Share
Basic and diluted loss per share	$(0.04)	$(0.03)

Weighted Average Number of Shares of Common Stock
Basic and diluted	325,362,689	289,175,997

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Cash Flows (Unaudited, In United States Dollars)

	Six Months Ended
	June 30,	June 30,
	2025	2024
CASH USED IN OPERATING ACTIVITIES
Net loss	$(15,348,409)	$(13,946,915)
Adjustments for items not involving cash:
Shared based compensation	557,627	129,477
Non-cash lease expense	1,061,762	747,863
Depreciation	6,283,526	6,249,458
Loss on impairment of fixed assets	-	2,393,489
Loss on impairment of intangible assets	-	762,091
Loss on disposal of fixed assets	-	86,140
Recovery of property in legal settlement	(4,588,153)	-
Amortization of note payable discount	177,191	-
Lease incentive amortization	3,804	54,554
	(11,852,652)	(3,523,843)

Net Changes in Non-cash Working Capital Items	6,206,445	7,731,109
Repayment of lease liabilities	(770,330)	(444,345)
Total Operating	(6,416,537)	3,762,921

FINANCING ACTIVITIES
Proceeds from public share issuance	-	9,862,208
Net Cash From VidaCann Acquisition	-	589,666
VidaCann Acquisition-Cash Component	-	(4,000,000)
Repayment of Lafayette State Bank Note	(2,947,632)	-
Bank of Nevada Revolving Line of Credit	9,750,000	-
Payment of Promissory Note to former VidaCann Shareholders	(5,000,000)	-
Total Financing	1,802,368	6,451,874

INVESTING ACTIVITIES
Purchase of property and equipment	(4,967,370)	(7,018,532)
Proceeds from sales of fixed assets	-	4,594
Proceeds from the sale of Florida license, net of transaction costs	-	8,237,909
Total Investing	(4,967,370)	1,223,971

NET CHANGE IN CASH DURING THE PERIOD	(9,581,539)	11,438,766

CASH
Beginning of Period	25,435,077	17,281,592

End of Period	$15,853,538	$28,720,358